UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 19, 2011

COVENANT BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

000-53989
(Commission File Number)

Delaware	80-0092089
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

7306 West Madison Street
Forest Park, Illinois 60130
(Address of Principal Executive Offices)

(773) 533-6900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant.

Resignation of Current Independent Registered Public Accounting Firm

As previously disclosed in the Covenant Bancshares, Inc. (the “Company”) Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2011, by letter dated September 19, 2011, McGladrey LLP (“McGladrey”), informed the Company that McGladrey would resign as the Company’s independent registered public accounting firm effective upon completion of the audit for the year ended December 31, 2010.

On May 30, 2012, the Company filed its Form 10-K for the year ended December 31, 2010, which included the audited consolidated balance sheets of the Company and its subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2010 and 2009, and for the period from inception (March 12, 2008) to December 31, 2008.  Accordingly, effective May 30, 2012, McGladrey resigned as the Company’s independent registered public accounting firm.

The Company had engaged McGladrey as the Company’s independent registered public accounting firm in connection with McGladrey’s audits of the Company’s annual financial statements as of and for the period from inception (March 12, 2008) to December 31, 2008, and for the fiscal years ended December 31, 2009 and December 31, 2010.  With respect to McGladrey and its service as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2010 and 2009:

•
McGladrey’s reports on the Company’s consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except for the addition of an emphasis paragraph that as of December 31, 2010, the Company’s regulatory capital amounts and ratios are below the level required per the June 6, 2011 Consent Order issued by the Federal Deposit Insurance Corporation and the Illinois Department of Financial and Professional Regulation, and the failure to the meet to the capital requirements exposes the Company to regulatory sanctions that may include restrictions on operations and growth, mandatory asset dispositions, and seizure of the Company.

•
There were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of McGladrey, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with their reports.

•
There was one “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K, in that McGladrey and the Company discussed material weaknesses in the Company’s internal controls necessary for the Company to develop reliable financial statements due to the material weaknesses in the Company’s internal control over the loan administration process and the financial reporting process.  The Company’s Board of Directors has discussed the subject matter of the event and has authorized McGladrey to respond fully to the inquiries of the Company’s successor accountant concerning the subject matter of the event.

As of the date hereof, McGladrey has not completed any audit report on the Company’s consolidated financial statements for any period subsequent to the fiscal year ended December 31, 2010.  Accordingly, during the fiscal year ended December 31, 2011, as well as the period through May 30,

2012, there were no reports issued by McGladrey that contained an adverse opinion or disclaimer of opinion, or that were qualified or modified as to uncertainty, audit scope or accounting principles.  Furthermore, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of McGladrey, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with their reports.

The Company provided McGladrey with a copy of the disclosures it is making in this amendment to its Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Company requested that McGladrey furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.  A copy of McGladrey’s letter dated June 5, 2012, is attached as Exhibit 16.1 hereto.

Engagement of New Independent Registered Public Accounting Firm

As previously disclosed in the Company’s Form 8-K filed with the SEC on April 5, 2012, effective January 12, 2012, the Company engaged Wipfli LLP (“Wipfli”) as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2011 and any interim periods.

During the Company’s fiscal years ended December 31, 2011 and 2010 and prior to January 12, 2012, neither the Company nor anyone acting on its behalf has consulted with Wipfli with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither written nor oral advice was provided to the Company that Wipfli concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Wipfli with a copy of this report and the opportunity to provide to the Company a letter addressed to the SEC containing any new information, clarification of the expression of our views, or the respects in which it does not agree with the statements made by us in this report.  Wipfli has advised us that it has reviewed the disclosures in this report and has no basis upon which to submit such a letter.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
16.1	Letter from McGladrey LLP to the Securities and Exchange Commission dated June 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COVENANT BANCSHARES, INC.

Date: June 5, 2012	By:	/s/Herman L. Davis
Herman L. Davis
Sr. Vice President, CFO, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
16.1	Letter from McGladrey LLP to the Securities and Exchange Commission dated June 5, 2012.